Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156459 on Form S-3, incorporated by reference in this registration statement on Form S-3 being filed by Capstone Turbine Corporation pursuant to Rule 462(b), of our reports dated June 14, 2011 relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Capstone Turbine Corporation’s adoption of the guidance in FASB ASC Topic 815— Derivatives and Hedging, effective April 1, 2009) and the effectiveness of the internal control over financial reporting appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 28, 2012